EXHIBIT 99.1

ULEAD SYSTEMS INC. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2003 and 2004

(Independent Auditors’ Report)

Independent Auditors’ Report

The Board of Directors

Ulead Systems, Inc.:

We have audited the accompanying consolidated balance sheets of Ulead Systems Inc. and subsidiaries as of December 31, 2003 and 2004, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to in the first paragraph above present fairly, in all material respects, the consolidated financial position of Ulead Systems Inc. and subsidiaries as of December 31, 2003 and 2004, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles in the Republic of China.

The accounting principles generally accepted in the Republic of China vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 17 to the consolidated financial statements.

KPMG Certified Public Accountants

Taipei, Taiwan (the Republic of China)

July 20, 2005

ULEAD SYSTEMS INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2003 and 2004

(Expressed in thousands of New Taiwan dollars and US dollars)

	2003	2004
	NT$	NT$	US$ note 2(o)
Assets
Current assets:
Cash and deposits (note 3)	212,931	393,252	12,390
Short-term investments (notes 4 and 12)	691,153	460,673	14,514
Notes and accounts receivable, net (note 5)	237,840	239,209	7,537
Receivables from related parties (note 13)	714	—	—
Other current financial assets	5,813	2,038	64
Inventory, net	38,914	43,854	1,382
Prepayments and other current assets (note 9)	40,629	29,744	936
Net deferred tax assets (note 9)	4,377	8,381	264

Total current assets	1,232,371	1,177,151	37,087

Long-term investments (notes 6 and 12):
cost method	130,695	90,212	2,842

Property, plant and equipment (note 7):
Land	359,114	344,269	10,847
Buildings	168,646	162,107	5,107
Computer equipment and others	110,768	100,501	3,166

	638,528	606,877	19,120
Less: accumulated depreciation	(78,758)	(76,006)	(2,394)

Net property, plant and equipment	559,770	530,871	16,726

Other assets:
Leased assets, net (note 7)	107,915	128,485	4,048
Net deferred tax assets, non-current (note 9)	59,185	62,669	1,975
Cost of computer software and others	65,149	53,456	1,684

Total other assets	232,249	244,610	7,707

Total assets	2,155,085	2,042,844	64,362

The accompanying notes to Consolidated Financial Statements are integral part of these financial statements.

ULEAD SYSTEMS INC. AND SUBSIDIARIES

Consolidated Balance Sheets (continued)

December 31, 2003 and 2004

(Expressed in thousands of New Taiwan dollars and US dollars except par value)

	2003	2004
	NT$	NT$	US$ note 2(o)
Liabilities and Stockholders’ Equity
Current liabilities:
Notes and accounts payable	25,116	31,140	981
Accrued expenses and other current liabilities	133,721	202,803	6,390

Total current liabilities	158,837	233,943	7,371

Other liabilities:
Accrued pension liability (note 8)	24,983	30,415	958
Minority interest	—	10,240	323
Guarantee deposit received	2,393	2,812	88

	27,376	43,467	1,369

Total liabilities	186,213	277,410	8,740

Stockholders’ equity:
Common stock, NT$ 10 par value (note 10)	782,884	782,884	24,666

Capital surplus (note 10)	1,107,709	1,114,745	35,121

Retained earnings (accumulated deficit) (note 10):
Legal reserve	59,414	66,650	2,100
Unappropriated earnings (accumulated deficit)	137,670	(77,611)	(2,445)

	197,084	(10,961)	(345)

Cumulative translation adjustments	22,214	9,248	291

Treasury stock (note 10)	(141,019)	(130,482)	(4,111)

Total stockholders’ equity	1,968,872	1,765,434	55,622

Total liabilities and stockholders’ equity	2,155,085	2,042,844	64,362

The accompanying notes to Consolidated Financial Statements are integral part of these financial statements.

ULEAD SYSTEMS INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For The Years Ended December 31, 2003 and 2004

(Expressed in thousands of New Taiwan dollars and US dollars, except for per share data)

	2003	2004
	NT$	NT$	US$ note 2(o)
Net revenues(notes 13 and 16)	1,178,119	1,329,410	41,884
Cost of revenues(note 15)	162,989	150,442	4,739

Gross profit	1,015,130	1,178,968	37,145

Operating expenses (notes 8 and 15):
Selling	497,120	598,042	18,842
General and administrative	142,980	194,646	6,133
Research and development	327,261	350,560	11,044

Total operating expenses	967,361	1,143,248	36,019

Operating income	47,769	35,720	1,126

Non-operating income:
Gain on disposal of short-term investments, net (note 4)	75,492	—	—
Foreign currency exchange gain, net	20,185	300	9
Rental income	14,009	12,112	382
Other income	16,223	14,068	443

	125,909	26,480	834

Non-operating expenses and losses:
Loss on disposal of short-term investments, net (note 4)	—	17,379	548
Long-term investment-permanent impairment loss (note 6)	41,795	40,000	1,260
Provision for inventory obsolescence	27,206	18,907	596
Other loss	6,505	4,046	127

	75,506	80,332	2,531

Income (losses) before income tax and minority interest	98,172	(18,132)	(571)
Income tax expense (note 9)	25,816	70,229	2,213
Income (loss) before minority interest	72,356	(88,361)	(2,784)
Minority interest in loss	—	(3,630)	(114)

Net income (loss)	72,356	(84,731)	(2,670)

Basic and diluted earnings (losses) per common share (in dollars) (note 11)	1.01	(1.19)	(0.04)

The accompanying notes to Consolidated Financial Statements are integral part of these financial statements.

ULEAD SYSTEMS INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity

For The Years Ended December 31, 2003 and 2004

(Expressed in thousands of New Taiwan dollars and US dollars and shares)

	Capital Stock			Retained earnings
	Common shares	Common stock	Capital surplus	Legal reserve	Unappropriated earnings (Accumulated deficits)	Cumulative translation adjustments	Treasury stock	Total
Balance at January 1, 2003	78,288	$782,884	1,110,046	56,765	67,990	15,482	(92,246)	1,940,921
Appropriation for legal reserve	—	—	—	2,649	(2,649)	—	—	—
Net income for 2003	—	—	—	—	72,356	—	—	72,356
Effect of disproportionate participation in investee’s capital increase	—	—	(199)	—	—	—	—	(199)
Disposal of investee			(2,138)					(2,138)
Cumulative translation adjustment	—	—	—	—	—	6,732	—	6,732
Purchase of treasury stock	—	—	—	—	—	—	(72,991)	(72,991)
Treasury stock transferred to employees	—	—	—	—	(27)	—	24,218	24,191

Balance at December 31, 2003	78,288	782,884	1,107,709	59,414	137,670	22,214	(141,019)	1,968,872
Appropriation for legal reserve	—	—	—	7,236	(7,236)	—	—	—
Cash dividends	—	—	—	—	(107,232)	—	—	(107,232)
Employees’ profit share paid in cash	—	—	—	—	(12,325)	—	—	(12,325)
Directors’ and supervisors’ remuneration	—	—	—	—	(3,698)	—	—	(3,698)
Net loss for 2004	—	—	—	—	(84,731)	—	—	(84,731)
Effect of disproportionate participation in investee’s capital increase	—	—	9,068	—	—	—	—	9,068
Disposal of investee			(2,032)					(2,032)
Cumulative translation adjustment	—	—	—	—	—	(12,966)	—	(12,966)
Purchase of treasury stock	—	—	—	—	—	—	(24,217)	(24,217)
Treasury stock transferred to employees	—	—	—	—	(59)	—	34,754	34,695

Balance at December 31, 2004	78,288	782,884	1,114,745	66,650	(77,611)	9,248	(130,482)	1,765,434

ULEAD SYSTEMS INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2003 and 2004

(Expressed in thousands New Taiwan dollars and of US dollars)

	2003	2004
	NT$	NT$	US$ note 2(o)
Cash flows from operating activities:
Net income (loss)	72,356	(84,731)	(2,670)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39,274	46,906	1,478
Minority interest in loss	—	(3,630)	(114)
Provision for bad debts	5,138	4,914	155
Provision for inventory devaluation	27,206	18,907	596
Investment loss under cost method	41,795	40,000	1,260
Loss (gain) from disposal of short-term investments, net Changes in assets and liabilities:	(75,492)	17,379	548
Decrease (increase) in notes and accounts receivable (including related parties)	71,505	(5,569)	(175)
Increase in inventory	(26,151)	(23,847)	(751)
Increase (decrease) in prepayments, other current assets, and other current financial assets	(14,123)	14,660	462
Decrease in net deferred income tax assets	(11,194)	(7,488)	(236)
Increase (decrease) in notes and accounts payable	(10,595)	6,024	190
Increase in accrued expense and other current liabilities	32,746	68,029	2,143
Others	(1,018)	4,751	148

Net cash provided by operating activities	151,447	96,305	3,034

Cash flows from investing activities:
Decrease (increase) in short-term investments	(83,193)	218,798	6,893
Decrease (increase) in long-term investments	4,703	(7,246)	(228)
Acquisition of property, plant and equipment and computer software	(51,609)	(26,498)	(835)
Others	(1,022)	295	10

Net cash provided by (used in) investing activities	(131,121)	185,349	5,840

Cash flows from financing activities:
Purchase of treasury stock	(72,991)	(24,217)	(763)
Treasury stock transferred to employees	24,191	34,695	1,093
Cash dividends payment	—	(106,179)	(3,345)
Employees’ profit sharing	—	(12,325)	(388)
Directors’ and supervisors’ remuneration	—	(3,698)	(117)
Others	(2,073)	23,357	736

Net cash used in financing activities	(50,873)	(88,367)	(2,784)

Effect of exchange rate changes	6,732	(12,966)	(409)

Net increase (decrease) in cash and deposits	(23,815)	180,321	5,681
Cash and deposits at beginning of year	236,746	212,931	6,709

Cash and deposits at end of year	212,931	393,252	12,390

Supplemental disclosure of cash flow information:
Cash paid for income tax	34,135	60,774	1,915

Supplemental disclosure of non-cash investing and financial activities:
Long-term investments transferred to short-term investments	50,085	7,729	244

The accompanying notes to Consolidated Financial Statements are integral part of these financial statements.

ULEAD SYSTEMS INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As of and for the years ended December 31, 2003 and 2004

(1)	Organization

Ulead Systems Inc. (Ulead or the “Company”) was incorporated on August 5, 1989, under the Company Law of the Republic of China (ROC). Ulead’s primary operations include the design, production, and sale of multimedia and image editing software. Ulead sells products through PC original equipment manufacturers (“OEMs”), retail channels and directly to consumers through the websites. On September 19, 2001, Ulead’s common shares were publicly listed on the Taiwan Stock Exchange.

Ulead established subsidiaries in the U.S., Japan, Germany, and mainland China. The primary operations of these subsidiaries include the design, productions, research and development, and sale of multimedia and image editing software applications.

As of December 31, 2004, the number of employees hired by Ulead and subsidiaries was 558.

(2)	Summary of Significant Accounting Policies

(a)	Basis of presentation

The accompanying consolidated financial statements include the accounts of Ulead and its subsidiaries. All significant inter-company accounts and transaction have been eliminated. The accompanying consolidated financial statements are prepared in accordance with the accounting principles and practices generally accepted in the Republic of China (ROC GAAP). These consolidated financial statements are not intended to present the financial position and the related results of operations and cash flows of the Company and subsidiaries based on accounting principles and practices generally accepted in countries and jurisdictions other than the ROC.

(b)	Use of estimates

The preparation of the accompanying consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. Economic conditions and events could cause actual results to differ significantly from such management estimates.

(Continued)

(c)	Foreign currency transactions and translation

Ulead’s functional currency is the New Taiwan dollar. Ulead and its subsidiaries record transactions in their respective local currencies. The translation from the applicable foreign currency assets and liabilities to the New Taiwan dollar is performed using exchange rates in effect at the balance sheet date except for stockholders’ equity, which is translated at historical exchange rates. Revenue and expense accounts are translated using average exchange rates during the year. Gains and losses resulting from such translations are recorded as a cumulative translation adjustment, a separate component of stockholders’ equity.

Foreign currency transactions are recorded at the exchange rates prevailing at the transaction dates. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated using the exchange rates prevailing on that date. The resulting exchange gains or losses from settlement of such transactions or translations of monetary assets and liabilities are reflected in the accompanying consolidated statements of operations.

(d)	Short-term investments

Short-term investments consist of open-end mutual funds, convertible corporate bonds, and listed and over-the-counter (OTC) equity securities stated at the lower of cost or market value. The market values of convertible corporate bonds, and listed and OTC equity securities are valued using the average closing price of the last month of the accounting period. Open-end mutual funds are based on the net value of the assets at the balance sheet date. The cost of investments sold is determined using the weighted-average method.

(e)	Allowance for doubtful accounts

The allowance for doubtful accounts is provided based on prior recovery experience, aging analysis, credit quality and result of the Company’s evaluation of collectibility of the outstanding balance of notes and accounts receivable.

(f)	Inventory

Inventory includes manuals, related books, software package and material cost, including disk, CD duplication, packaging and labeling materials. Inventory is stated at the lower of cost or market value. Cost is determined using the weighted-average method. Market value for raw materials is determined by using the replacement cost. The market value of finished goods is determined based on net realizable value.

(g)	Long-term investments

Long-term equity investments in which the Company owns less than 20% of the investee’s voting shares are accounted for using the cost method. If there is evidence indicating that a decline in the value of an investment is other than temporary, then the carrying amount of the investment is reduced to reflect its net realizable value. The related loss is recognized in the accompanying consolidated statement of operations.

The differences resulting from translation of the financial statements of foreign subsidiaries into New Taiwan dollar are recorded as cumulative translation adjustments, a separate component of stockholders’ equity.

When long-term investments are transferred to short-term investments, the transferred costs are stated at the lower of cost or market value. If the market value is less than the cost, the cost of investment is written down to the market value as a loss, and the market value becomes the new cost.

(h)	Property, plant and equipment and leased assets

Property, plant and equipment are stated at cost. Maintenance and repairs are charged to expenses as incurred; significant additions, renewals, and improvements are treated as capital expenditures and depreciated accordingly. Gains (losses) on disposal of property, plant and equipment are accounted for as non-operating income (losses).

Property and equipment leased to other parties under operating leases are classified as leased assets.

Excluding land, depreciation of property, plant and equipment and leased assets is provided using the straight-line method less any salvage value over the following estimated useful lives: Buildings (including improvements) – 3 ~ 50 years, office equipment – 3 ~ 15 years, leasehold improvement – shorter of 5 years or the lease term, and other equipment – 3~ 5 years.

(i)	Software development and purchase costs

Under ROC GAAP, the costs incurred in the research and development of software are expensed as incurred until technological feasibility has been established. Software development costs incurred subsequent to establishment of technological feasibility through the period of general marketability of the products are immaterial, and accordingly, the Company expenses all research and development costs.

The capitalized cost of software purchased for internal use is amortized using the straight-line method over the estimated useful lives of one to three years.

(j)	Employee retirements plan

Ulead had established an employee noncontributory, defined benefit retirement plan covering full-time employees in the ROC. In accordance with the Plan, employees are eligible for retirement or are required to retire after meeting certain age or service requirements. Payments of retirement benefits are based on years of service and the average salary for the six-month period before the employees’ retirement. Each employee earns two months of salary for the first fifteen years of service, and one month of salary for each year of service thereafter. The maximum retirement benefit is 45 months of salary. Ulead contributes two percent of wages and salaries to a pension fund maintained with the Central Trust of China on a monthly basis. Retirement benefits are paid to eligible participants on a lump-sum basis upon retirement.

Ulead has adopted Republic of China Statement of Financial Accounting Standards (SFAS) No.18, “Accounting for Pensions” for its retirement plan. SFAS No.18 requires Ulead to perform an actuarial calculation on its pension obligation as of each fiscal year-end. Based on the actuarial calculation, Ulead recognizes a minimum pension liability and net periodic pension cost covering the service lives of the retirement plan participants.

Ulead Japan has an employees’ defined benefit plan, and provided a monthly provision based on the retirement plan, and recognized expenses as services incurred. Ulead Beijing and Ulead Xi’an have defined contribution plans based on local government regulation. Cash contributions to these plans are expensed as incurred.

(k)	Recognition of income and cost

The Company sells its software products through ‘OEMs’, retail channels via distributors and direct to end-users (mainly online sales). Revenue thereon is recognized when there is persuasive evidence of an arrangement, the fee is fixed or determinable, the product or service has been delivered and collectibility of the resulting receivable is reasonably assured.

For software product sales to OEMs, revenue is recognized based on evidence of products being sold by the OEMs to end customers or to the OEM’s sales channel partners.

Under certain OEM agreements, revenue from the fixed software licensing fee that is due to the Company is recognized upon delivery of the first copy or product master of the software, regardless of the number of copies requested by the customer.

The Company sells software products to retailers through its distributors either on a consignment or non-consignment basis. For consignment products shipments, revenue is recognized when ownership of the product is transferred from the Company to the retailer or end customer and the distributor has reported the actual sales of the retailer to the Company. For non-consignment product shipments, revenue is recognized when the product is shipped to the distributor. Expected returns are accrued in the year when sales are made based on past experience.

End users sales are made directly through the websites. The revenue thereon is recognized upon delivery of products and the receipt of payment through credit card authorization.

(l)	Income tax

Income taxes are accounted for under the asset and liability method. Deferred income taxes are determined based on differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect during the years in which the differences are expected to reverse. The income tax effects resulting from taxable temporary differences are recognized as deferred income tax liabilities. The income tax effects resulting from deductible temporary differences, net operating loss carryforwards and income tax credits are recognized as deferred income tax assets. The realization of the deferred income tax assets is evaluated, and if it is considered more likely than not that the deferred tax assets will not be realized, a valuation allowance is recognized accordingly.

Classification of the deferred income tax assets or liabilities as current or non-current is based on the classification of the related asset or liability. If the deferred income tax asset or liability is not directly related to a specific asset or liability, then the classification is based on the expected realization date of such deferred income tax assets or liability.

According to the Republic of China Income Tax Law, Ulead’s undistributed income, if any, earned after December 31, 1997, is subject to an additional 10 percent retained earning tax. This surtax is charged to income tax expense in the year when the stockholders approved a resolution not to distribute the earnings.

(m)	Treasury stock

The Company has adopted Republic of China SFAS No.30, “Accounting for Treasury Stock” for treasury stock repurchased by the Company. Under this standard, treasury stock is accounted for under the cost method. The cost of treasury stock is shown as a deduction to stockholders’ equity, while any gain or loss from the sale of treasury stock is treated as an adjustment to capital surplus or retained earnings.

(n)	Earnings per common share

Earnings per share of common stock (“EPS”) is computed based on the weighted-average number of common shares in each period. EPS for prior periods is retroactively adjusted to reflect the effects of new shares issued from the capitalization of capital surplus, unappropriated earnings and employee bonuses.

(o)	Convenience translation into U.S. dollars

The consolidated financial statements are stated in New Taiwan dollars. Translation of the 2004 New Taiwan dollar amounts into U.S. dollar amounts is included solely for the convenience of the readers, using the noon buying rate of the Federal Reserve Bank in New York on December 31, 2004, of NT$31.74 to US$1. The convenience translations should not be construed as representations that the New Taiwan dollar amounts have been, could have been, or could in the future be converted into U.S. dollars at this rate or any other rate of exchange.

(3)	Cash and Cash Deposits

	As of December 31,
	2003	2004
	NT$	NT$	US$
Cash, checking accounts, and demand deposits	195,731	344,824	10,864
Time deposits	17,200	48,428	1,526

	212,931	393,252	12,390

(4)	Short-term Investments

	As of December 31,
	2003	2004
	NT$	NT$	US$
Open-end mutual fund	664,830	436,337	13,747
Listed and OTC equity securities	26,323	24,336	767

	691,153	460,673	14,514

Fair value	708,110	477,664	15,049

(a)	The equity investment in IA Style, Inc. (IA) was accounted for by using the cost method. However, High Tech Computer Corp. (HTCC) merged with IA on March 1, 2004, and IA had been dissolved. One HTCC share was issued in exchange for every 5.42 IA shares. Ulead reclassified its equity investment in HTCC to short term investment on merger date. The original investment cost of NT$7,729 thousand was adopted as the new cost because market value was higher than cost on reclassification date.

(b)	The stock investment in Sysware Co., Ltd. was reclassified to short-term investments when the equity shares of Sysware Co., Ltd., started to be traded on the ROC OTC on January 6, 2003. The original investment cost of NT$50,085 thousand was adopted as the new cost because market value was higher than cost on the transfer date.

(c)	Gain (loss) on sale of short-term investments in 2003 and 2004 amounted to NT$75,492 thousand, and NT$(17,379) (US$548) thousand respectively.

(5)	Notes and Accounts Receivable

	As of December 31,
	2003	2004
	NT$	NT$	US$
Notes receivable	7,445	7,130	225
Accounts receivable	243,356	236,883	7,463

	250,801	244,013	7,688
Less: allowance for doubtful accounts	(12,961)	(4,804)	(151)

	237,840	239,209	7,537

(6)	Long-term Investments

	As of December 31,
	2003		2004
Investee	Percentage Of Ownership	Book Value	Percentage of Ownership	Book Value
		NT$		NT$	US$
Cost method:
PChome Online Information Co., Ltd.	2.81	41,649	2.77	36,049	1,136
Pacific Technology Partners L.P.	0.44	15,307	0.45	19,051	600
PChome Online Investment Co., Ltd.	3.03	13,600	3.03	12,420	391
Image DJ Co., Ltd.	4.00	10,000	4.00	5,225	165
Uniongroups Co., Ltd.	5.98	635	5.98	635	20
Others	—	49,504	—	16,832	530

		130,695		90,212	2,842

Because the value of the equity investments in certain investee companies’ accounted for under the cost method declined materially and permanently, the Company recognized realized loss thereon for the years ended December 31, 2003 and 2004, amounting to NT$41,795 thousand and NT$40,000 (US$1,260) thousand, respectively.

(7)	Property, Plant and Equipment, and Leased Assets

(a)	As of December 31, 2003 and 2004, the details of leased assets were as follows:

	As of December 31,
	2003	2004
	NT$	NT$	US$
Land	74,965	89,811	2,830
Buildings	35,205	42,290	1,332

	110,170	132,101	4,162
Less: accumulated depreciation	(2,255)	(3,616)	(114)

	107,915	128,485	4,048

(b)	As of December 31, 2003 and 2004, insurance coverage for property, plant and equipment, and leased assets amounted to NT$288,618 thousand and NT$304,330 thousand, respectively.

(8)	Retirement Plan

(a)	The following table sets forth the benefit obligation and accrued pension liabilities related to Ulead’s retirement plans as of December 31, 2003 and 2004:

	As of December 31,
	2003	2004
	NT$	NT$	US$
Benefit obligations:
Vested benefit obligation	(1,976)	(2,989)	(94)

Non-vested benefit obligation	(27,288)	(34,924)	(1,101)

Accumulated benefit obligation	(29,264)	(37,913)	(1,195)
Additions based on future salaries	(21,784)	(32,326)	(1,018)

Projected benefit obligation	(51,048)	(70,239)	(2,213)
Fair value of plan assets	20,951	25,833	813

Funded status	(30,097)	(44,406)	(1,400)
Unrecognized pension loss	5,114	13,991	442

Accrued pension liabilities	(24,983)	(30,415)	(958)

(b)	The net pension costs consisted of the following:

	Year ended December 31,
	2003	2004
	NT$	NT$	US$
Service cost	9,668	10,074	317
Interest cost	1,277	1,722	54
Actual return on plan assets	(53)	(270)	(8)
Amortization of net unrecognized transition cost	(267)	(536)	(17)

Net pension cost	10,625	10,990	346

Ulead Beijing and Ulead Xi’an have defined contribution retirement plan based on local government regulation. Net pension costs for these plans, which are expensed when the service is rendered, amounted to NT$2,482 thousand and NT$3,579 thousand, for the years ended December 31, 2003 and 2004, respectively.

(c)	Actuarial assumptions were as follows:

	As of December 31,
	2003	2004
Discount rate used in determining present values (%)	3.50	3.50
Future salary increase rate (%)	3.00	3.50
Expected long-term rate of return on plan assets (%)	3.50	3.50

(d)	In compliance with the Labor Standards Law and Statement of Financial Accounting Standards No.18-Accounting for Pensions, the Company accrued pension liability based on actuarial results in 2003 and 2004. Pension expense incurred after July 2005 will be calculated in conformity with the new Labor Pension Act, which becomes effective then.

(9)	Income Taxes

(a)	Ulead expansion of operations, through capital injections in 1998, for the production of image processing software, multimedia software, 3-D software, and Internet software meets the prescribed tax incentive criteria under the “Statute for Upgrading Industries”. During stockholders’ meeting held on June 17, 1998, the stockholder decided to avail the five-year income tax exemption benefit, which will end on September 30, 2005 based on the approval of the Ministry of Finance on July 11, 2000. The tax exemption income is subject to income tax at a rate of 0%. The tax emption income amounted to NT$1,485 thousands in 2003 and had no tax impact in 2004 due to loss incurred in the year.

According to the PRC Tax Law, Ulead Xi’an is subject to income tax at a rate of 33% since it has not applied for preferential tax. Ulead Beijing is subject to income tax at a rate of 15% and can, from the year in which it begins to make profits, be exempted from income tax in the first and second years and allowed a 50% reduction in the third to fifth years. Ulead Beijing began to make profits and started its tax holiday period in 2001. The first year of 50% reduction of income tax was 2003.

(b)	The components of income (loss) before income taxes are summarized as follows:

	Year ended December 31,
	2003	2004
	NT$	NT$	US$
Domestic	90,880	(60,135)	(1,894)
Foreign	7,292	42,003	1,323

Income (loss) before income taxes	98,172	(18,132)	(571)

The components of income tax expense are summarized as follows:

	Year ended December 31,
	2003	2004
	NT$	NT$	US$
Current
Domestic	25,883	44,922	1,415
Foreign	11,227	32,795	1,034

	37,010	77,717	2,449

Deferred
Domestic	(7,359)	(6,149)	(194)
Foreign	(3,835)	(1,339)	(42)

	(11,194)	(7,488)	(236)

Income tax expense	25,816	70,229	2,213

(c)	Income tax calculated based on income before income tax and minority interest at statutory rates was reconciled with income tax expense as follows:

	Year ended December 31,
	2003	2004
	NT$	NT$	US$
Income tax expense based on income before income tax and minority at statutory rates	22,539	22,149	698
Investment tax credits	(52,539)	(20,039)	(632)
Increase in valuation allowance	44,488	30,847	971
Tax on undistributed retained earnings	16,091	1,052	33
Foreign withholding tax exceeding deductible amount	13,370	46,787	1,474
Exemption from income tax on securities trading gain	(18,295)	(4,526)	(142)
Non-deductible expense	2,248	2,602	81
Estimation difference	(1,191)	(10,472)	(328)
Other	(1,075)	1,829	58

Income tax expense	25,816	70,229	2,213

(d)	The Components of deferred income tax assets were as follows:

	As of December 31,
	2003	2004
	NT$	NT$	US$
Current deferred income tax assets:
Loss on valuation of inventory	7,171	8,750	276
Other	14,965	10,191	321
Valuation allowance	(17,759)	(10,560)	(333)

	4,377	8,381	264

Non-current deferred income tax assets:
Investment tax credits	187,459	221,936	6,992
Investment losses	73,441	65,473	2,063
Net operating loss carryforwards	75,892	67,892	2,139
Other	6,870	8,546	269
Valuation allowance	(284,477)	(301,178)	(9,488)

	59,185	62,669	1,975

Total gross deferred tax assets	365,798	382,788	12,060
Total valuation allowance	(302,236)	(311,738)	(9,821)

	63,562	71,050	2,239

Ulead established a valuation allowance amounting to NT$302,236 thousands and NT$311,738 thousand based on the expected future income as of December 31, 2003 and 2004. The valuation increased because Ulead determined it is more likely than not that these deferred tax assets will not be realized in the future.

(e)	According to the Statute for Upgrading Industries, expenditure for research and development and training of professional personnel entitles Ulead to tax credit. This tax credit may be applied over a period of five years except that it is limited to 50% of the income tax payable for the year. There is no limit on the amount of investment tax credit that may be applied in the final year. As of December 31, 2004, Ulead’s remaining investment tax credits and their related expiration years were as follows:

Year Occurred	Total Creditable Amount		Remaining Creditable Amount		Expiry Year
	NT$	US$	NT$	US$
2001(assessed)	36,572	1,152	25,220	795	2005
2002(filed)	45,920	1,447	41,557	1,309	2006
2003(filed)	64,737	2,040	78,2658	2,466	2007
2004(estimated)	65,808	2,073	76,894	2,422	2008

	213,037	6,712	221,936	6,992

(f)	Integrated income tax information

	As of ended December 31,
	2003	2004
	NT$	NT$	US$
Unappropriated earnings (Accumulated deficit):

Earned before January 1, 1998	28,136	—	—
Earned after January 1, 1998	109,534	(77,611)	(2,445)

	137,670	(77,611)	(2,445)

Imputation credit account balance	750	(652)	(21)

	Year ended December 31,
	2003		2004
Creditable ratio for earnings distribution to the ROC resident shareholders	—%		—%

	(actual	)	(actual	)

On January 13, 2004, the local tax authorities has formally issued its assessment report, under which it granted the Company a tax refund for 1998 of NT$1,595 thousand, which exceeded the stockholders’ imputed credit account balance. Such refund resulted in a negative balance for the imputed tax account as of December 31, 2004.

(g)	As of December 31, 2004, Ulead, Ulead Beijing, Ulead Xi’An, and Yoyoung and Ulead USA have available net operating loss carry forwards amounting to US$1,255 thousand and $1,410 thousand, which can be used to reduce taxable income for the years are available up to 2009 and 2021, respectively; likewise, those of Ulead GMBH amounted to 3,081 thousand, which can be used indefinitely.

(h)	Except for 2000, the ROC tax authorities have assessed Ulead’s income tax returns through 2001. The tax authorities made assessments of 2001 and 1999 tax returns in 2003 and of 1998 tax return in 2004. Based on the results of their assessments of Ulead’s 2001, 1999 and 1998 income tax returns, the tax authority have reduced Ulead’s unutilized tax credits for research and development by NT$4,527 thousand, $7,478 thousand, and NT$6,330 thousand, respectively. Ulead disagreed with these assessments and subsequently filed tax appeals. The reductions in the said unutilized tax credits were recognized by Ulead in the assessment years in the accompanying consolidated statements of operations.

(10)	Stockholders’ Equity

(a)	Common stock

As of December 31, 2003 and 2004, the authorized and issued common stock par value of 10 New Taiwan dollars per share amounted to NT$1,450,000 thousand and NT$782,884 thousand, respectively.

(b)	Treasury stock

Ulead purchased its own shares with a total cost of NT$72,991 thousand and NT$24,217 thousand, divided into 3,800,000 and 1,120,000 shares for the years ended December 31, 2003and 2004, respectively, for the purpose of transferring these shares to its employees. As of December 31,

2004, Ulead had purchased 9,326,000 shares of its own shares with total cost of NT$189,454 thousand, of which 3,406,000 treasury shares worth approximately NT$58,972 thousand have been transferred to its employees. As of December 31, 2004, the remaining treasury stock amounted to NT$130,482 thousand divided into 5,920,000 shares.

Pursuant to the ROC Securities and Exchange Law, the total quantity of treasury stock shall not exceed 10% of Ulead’s issued stock, while the total amount cannot exceed the sum of retained earnings, and capital surplus derived from premiums on capital stock plus other realized capital surplus. The treasury shares purchases with the intention of transferring to employees must be transferred within three years from the date of purchase. Otherwise, these shares shall be deemed as not issued by the Company, and cancelled. In addition, treasury stock cannot be pledged for debts and do not carry any shareholder rights until they are disposed of or transferred to employees.

(c)	Capital surplus

Pursuant to the ROC Company Law, the capital surplus can be used to offset a deficit and capital surplus arising from premium on issuance of new shares and from endowments received by Ulead can be used to increase common stock. Furthermore, pursuant to the regulations of Securities and Futures Commission (“SFC”) the total amount of capital surplus capitalized per year may not exceed 10 percent of the paid-in capital. Additionally the capital surplus realized from a capital increase or other source shall be capitalized only in the following fiscal year after being registered by Ulead with the competent authority for approval.

(d)	Legal reserve

According to the ROC Company Law, Ulead must appropriate 10 percent of its annual income as a legal reserve until the legal reserve balance equals the amount of authorized common stock. This appropriation for legal reserve shall be approved at the annual stockholders’ meeting. The legal reserve can only be used to offset an accumulated deficit and cannot be distributed as cash dividends.

(e)	Distribution of earnings and dividend policy

According to Ulead’s articles of incorporation, 10% of its annual income, after offsetting any accumulated deficit shall be set aside as legal reserve, and special reserve is also appropriated according to relevant laws or regulations. The remainder of unappropriated earnings is to be distributed as follows: 87% as stockholders’ dividends, 10% as employees’ bonuses, and 3% as remuneration to directors and supervisors.

Ulead is currently in its growth state; the policy for dividend distribution should reflect factors such as current and future fund requirements for research and business expansion, and effects on diluted net income per share. The distribution ratio of cash dividends is more than 30% of the total dividends.

Based on a resolution of the stockholders’ meeting held on June 15, 2004, the distributable retained earnings in 2003 were appropriated for dividends, employees’ bonuses, and directors and supervisors’ remuneration as follows:

Year ended December 31, 2003
NTS
Dividends per share- Cash	1.5

Employees’ bonuses – cash	12,325
Directors and supervisors’ remuneration	3,698

16,023

The above earnings distribution conformed to the same resolution approved by the board of directors.

If employees’ bonuses and directors’ and supervisors’ remuneration were recorded as expenses in 2003, net income per share after tax would decrease from US dollar 0.03 to US dollar 0.02.

According to SFC regulations, starting in 2002, the related information regarding the appropriation of employees’ bonus and directors’ compensation determined by a meeting of the board of directors and approved in a stockholders’ meeting can be obtained from the Website of the Taiwan “Market Observation Post System”. Because the operating result in 2004 is a net loss, no distributable retained earnings are available for employees’ bonuses and directors’ compensation.

(11)	Earnings (losses) Per Common Share

Earnings (losses) per common share in 2003 and 2004 were computed as follows:

	Year ended December 31,
	2003		2004
	Pre-tax	After tax	Pre-tax	After tax
	(in thousands)
Basic and diluted earnings (losses) per share:
Net income (loss)	98,172	72,356	(18,132)	(84,731)

Weighted average number of shares outstanding (thousand shares):
Shares of common stock at the beginning of the year	73,882	73,882	71,488	71,488
Treasury stock	(1,943)	(1,943)	(23)	(23)

Weighted average number of shares outstanding during the year	71,939	71,939	71,465	71,465

Basic and diluted earnings (losses) per share (NT$)	1.36	1.01	(0.25)	(1.19)

(12)	Related Information about Financial Instruments

As of December 31, 2003 and 2004, the Company did not invest in derivative financial instruments. The fair value of non-derivative financial assets and liabilities was estimated based on the book value, except for the following:

	As of December 31, 2003		As of December 31, 2004
	Book value	Fair value	Book value		Fair value
	NT$	NT$	NT$	US$	NT$	US$
Financial assets:
Short-term investments	691,153	708,110	460,673	14,514	477,664	15,049
Long-term investments with no market price	130,695	—	90,212	2,842	—	—

The following assumptions were used by the Company in estimating fair values of the above financial instruments:

(a)	The fair value of open-end mutual funds is based on the net value of the assets at the balance sheet date. Listed and OTC equity securities are evaluated using the average closing price of the last month of the accounting period.

(b)	If it is not practicable to determine the fair value of long-term equity investments which are not publicly traded, then their carrying value is adopted as the fair value. Refer to note 6 for information on the carrying amount.

(13)	Related-party Transactions

(a)	Name of related party and relationship with the Company

Related party	Relationship
Microtek International Inc. (Microtek)	Largest shareholder of the Company

(b)	Major transactions with related parties

(i)	Sales to related parties were as follows:

	Year ended December31
	2003		2004
	Amount	% of net sales	Amount		% of net sales
	NT$		NT$	US$
Microtek	2,750	—	2,726	86	—

Sales prices to related parties were similar to those of general customers, and the collection period was approximately 60 days.

(ii)	As of December 31, 2003 and 2004, notes and accounts receivable resulting from the aforementioned transactions were as follows:

	Year ended December31
	2003	2004
	Amount	%	Amount	%
	NT$		NT$	US$
Microtek Taiwan	714	—	—	—	—

(14)	Commitments and Contingencies

As of December 31, 2004, the Company’s significant commitments were as follows:

(a)	The Company entered into certain technical cooperation agreements to acquire application software for research and development and computer software purchase and maintenance agreements for operating requirements. As of December 31, 2004, the balance of the financial statements from these agreements, which are applicable to those undelivered items amounted to $12,723.

(b)	The Company is currently leasing certain premises for office use from third parties. The future rental commitments from these leases are as follows:

Year	Amount
NT$
2005	27,529
2006	21,041
2007	18,131
2008	16,973
2009	16,973

100,647

(c)	Litigation

(i)	In November 2000, the Company’s Germany subsidiary, Ulead GmbH, signed an agreement to terminate the exclusive contract with a distributor in Germany (Buhl Data Services GmbH). Based on the distribution contract and the cancellation agreement of this contract, Buhl GmbH has the right to return all products to Ulead GmbH which are not sold and is entitled to receive a credit note for products returned. Because Buhl did not comply with the requirements of the contract to regularly send reports on the inventory level and the fact that certain goods which Buhl wanted to return were damaged, Ulead GmbH did not accept the products which Buhl wanted to return. In November 2001, Buhl took Ulead to court to claim for a payment of Euro 371 plus interest of 9 percent. This case is still pending in German court. The eventual outcome of this case is still uncertain. The Company has booked a provision of Euro 200k for returned deliveries. The Company is confident that this provision is sufficient to cover the risk regarding this lawsuit.

(ii)	On February 2004, Virgin Records Limited and EMI Records Limited (“Opposers”) opposed the registration of Ulead’s trademark “BURN.Now” with the U.S. Patent and Trademark Office. In March 2005, these Opposers have withdrawn their opposition and Ulead does not need to pay any fee thereon. “BURN.NOW” is now allowed for trademark registration with the U.S. Patent and Trademark Office.

(15)	Other

The details of incurred operating costs and expenses, including employee, depreciation, and amortization expenses are summarized as follows:

	Function
	2003 (in thousands of NT$)			2004 (in thousands of NT$)
Nature	Operating costs	Operating expenses	Total	Operating costs	Operating expenses	Total
Employee expenses
Salaries	2,097	450,573	452,670	—	503,063	503,063
Labor and health insurance	241	33,846	34,087	—	42,709	42,709
Pension	75	11,043	11,118	—	12,648	12,648
Others	97	16,134	16,231	—	11,454	11,454
Depreciation expenses	—	20,882	20,882	—	22,220	22,220
Amortization expenses	—	18,392	18,392	—	24,686	24,686

(16)	Segment Information

(a)	The Company operates in a single industry. The main activities of the Company are the design, production and sale of computer software.

(b)	Geographic information

Gross export sales to geographic areas were summarized as follows:

	Year ended December 31,
Area	2003	2004
	NT$	NT$	US$
United States	311,494	332,624	10,480
Asia-Pacific	428,243	507,308	15,983
Europe	276,581	313,119	9,865
Others	1,315	22,736	716

	1,017,633	1,175,787	37,044

(c)	Major customers

Sales to individual customers that accounted for over 10% of the Company’s operating revenue were summarized below:

	Year ended December31
	2003	2004
	Amount	%	Amount		%
	NT$		NT$	US$
Softbank Commerce Corp.	10,770	9	209,626	6,604	15

(17)	Summary of Significant Differences between Accounting Principles Followed by the Company and Accounting Principles Generally Accepted in the United States of America

The accompanying consolidated financial statements have been prepared in conformity with ROC GAAP, which differ in certain material respects from accounting principles generally accepted in the United States of America (US GAAP). These significant differences as they apply to the Company are as follows:

(a)	Sales

(i)	Revenue recognition on software contracts with PCS (Post-Contract Customer Support generally referred to as telephone/email support, correction of errors such as bug fixing or debugging) that include unspecified software upgrade/enhancement.

Under ROC GAAP, the periodic maintenance service (PCS) under the arrangement is treated as a separate service element and the fee is allocated based on VSOE or all of the fees are deferred. Even though the maintenance service is not defined under ROC GAAP, the technical support service that the Company provides may include the maintenance services such as error correction or updated service which are defined as PCS and unspecified upgrade/enhancement under US GAAP. The Company does not charge separately for PCS and has not established VSOE for PCS. Because the Company’s historical cost of providing PCS is insignificant the related revenue is recognized by the Company upon the delivery of software or first copy or product master.

Under U.S.GAAP, if the only undelivered elements is PCS and VSOE of PCS fair value does not exist, the Company recognizes revenue on delivery of software with all estimated costs of providing PCS accrued if the PCS fee is included with initial fee, PCS is for one year or less, the PCS cost during the contract is insignificant and unspecified upgrades/enhancement are expected to continue to be minimal and infrequent. If all of the forgoing criteria are not met, then the entire fee is recognized ratably.

(ii)	Revenue recognition on software contract with PCS and specified software upgrade/enhancement

Under ROC GAAP, there are no specific provisions that prescribe the accounting for revenue on software contract with PCS and specified upgrade/enhancement. In practice, the revenue from this contract is recognized when the sales report is received from or invoice is issued to the customer based on the contract requirements.

Under U.S. GAAP, all revenues for this type of software contract with multiple-element arrangements is deferred if the VSOE of the fair value of the elements does not exist until (a) such sufficient VSOE does exist or (b) all elements of the arrangement have been delivered. If the only undelivered element is PCS, the entire fee should be recognized ratably.

(b)	Accrual for cost to provide PCS services

Under ROC GAAP, the PCS is treated as a separate service element and the fee is allocated based on VSOE. The Company does not charge separately for PCS and has not established VSOE for PCS. Because the Company’s historical cost of providing PCS is insignificant, the cost to provide PCS is not accrued when the related revenue is recognized.

Under US GAAP, if the only undelivered element is PCS and VSOE of PCS does not exist, the Company accrues all the estimated costs of providing PCS when recognizes revenue on delivery of software if the PCS fee is included with initial fee, PCS is for one year or less, the PCS cost is insignificant and unspecified upgrades/enhancement are expected to continue to be minimal and infrequent.

(c)	Compensation

(i)	Remuneration to directors and supervisors

The Company’s articles of incorporation specify that remuneration to its directors and supervisors shall not exceed an amount up to 3% of annual distributable earnings. Under ROC GAAP, such remuneration is charged directly to retained earnings in the period when the stockholders approve such compensation and is also treated as part of financing activities in the statement of cash flow.

Under US GAAP, such compensation is recorded as compensation expense in the period when the related services are rendered and is treated as operating activities in the statement of cash flow.

(ii)	Employee bonuses

Certain employees of the Company are entitled to bonuses ranging from 5% to 10% of annual distributable earnings in accordance with provisions of the Company’s articles of incorporation. Under ROC GAAP, employee bonuses are appropriated from retained earnings in the period when the stockholders’ approval is obtained, and are also treated as part of financing activities in the statement of cash flow.

Under US GAAP, employee bonuses are charged to income in the year when the service is rendered and are treated as operating activities in the statement of cash flow.

(iii)	Sale of treasury stock to employees

The Company sells treasury stock to its employees at a predetermined price. Under ROC GAAP, the difference between market price and predetermined selling price of treasury stock at date of sale is not being accounted for.

Under US GAAP, such difference between market value and predetermined selling price is recognized as compensation expense.

(d)	Gain or loss related to capital surplus on disposition of investee

The Company’s investee was formerly accounted for under equity method and was changed to cost method. Under ROC GAAP, for purpose of calculating the gain or loss on the disposition of the above investee currently accounted as cost method, amounts previously recorded in capital surplus related to the investee formally under equity method due to issuance of shares to third party and the change in interest of investee should be reclassified from equity and included in the calculation of the gain or loss.

Under US GAAP, when the Company disposed the above investee under cost method, the amounts previously recorded in aforementioned capital surplus under equity method related to the investee should not be reversed from equity for purpose of calculating the gain or loss on the disposition of the investee under cost method.

(e)	Gain on share exchange transaction

Under ROC GAAP, historical cost is used to account for the share exchange of investment under cost method for the marketable securities if the historical cost of investment under cost method is less than the fair value of the marketable securities, resulting in no change of accounting basis and recognition of no gain or loss in earnings. The cost of subsequent sales is measured at historical cost.

Under US GAAP, fair value is used to account for the share exchange of the investment under cost method for the investment in marketable securities, resulting in a new accounting basis and recognition of gain or loss in earnings and is supported by EITF91-5 and is interpreted by FAS115. The cost of subsequent sales is measured at new accounting basis.

(f)	Pension cost

Under ROC GAAP, the unrecognized transitional obligation/asset under defined benefit plan is either fully recognized in the earnings or amortized on a straight-line basis over the average remaining service period of employees expected to receive benefits under the plan. The Company chose to expense all the unrecognized transitional obligation.

Under US GAAP, the unrecognized transitional obligation/ asset is amortized on a straight-line basis over the average remaining service period of employees expected to receive benefits under defined benefit plan.

(g)	Income tax

Under ROC GAAP, the Company’s tax planning strategies are implicit in the estimate of expected future taxable income which was considered in determining the amount of valuation allowance for the deferred income tax asset, however, detailed implementation plans for the tax planning strategies are not required and requirements to implement such plans are less stringent than US GAAP.

Under US GAAP, a qualifying tax planning strategy must be prudent and feasible and the implementation of the tax-planning strategy must be primarily within the control of the Company. The Company’s tax planning strategies are not supported by detailed implementation plans and, therefore, the ability to sustain such strategies under the tax laws cannot be determined due to involvement in cross-boarder tax jurisdictions and tax law applications. Accordingly, the tax planning strategies are not used in estimate of expected future taxable income in determining the valuation allowance for deferred income tax assets.

Under ROC GAAP, 10 % surtax is assessed on taxable income but only to the extent such taxable income is not distributed before the end of the following year. Under ROC GAAP, the 10% surtax on undistributed earnings is recognized as an income tax expense on the date when shareholders resolved not to distribute the earnings.

Under US GAAP, tax is accrued at the undistributed rate until such time as dividends are declared. The tax on current year earnings is calculated for US GAAP at 32.5% and then 7.5% is reversed the following year when such earnings are declared as a dividend.

(h)	Marketable securities

Under ROC GAAP, marketable securities are classified as short-term investments, which are carried at the lower of aggregate cost or fair market value. The fair market value is determined by the average price for one month before the balance sheet date.

Under US GAAP, marketable securities that have readily determinable fair values are to be classified as either trading, available-for-sale or held-to-maturity securities. The fair value is determined as of the balance sheet date. Marketable securities classified as available-for-sale securities are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of other comprehensive income.

(i)	US GAAP reconciliations

1. Reconciliation of consolidated net income

	For the years ended December 31,
	2003	2004
	NT$	NT$	US$ note 2(o)
		(in thousands except per share data)
Net income (loss), under ROC GAAP	72,356	(84,731)	(2,670)
US GAAP adjustments:
(a) Sales
• Revenue recognized ratably over contract term	(7,095)	(12)	—
• Specified upgrade right - revenue deferred	(16,505)	(20,084)	(633)
(b) Accrued for cost to provide PCS services	(1,509)	(1,044)	(33)
(c) Compensation
• Remuneration to directors and supervisors	(3,698)	—	—
• Employee bonuses	(12,325)	—	—
• Treasury stock transferred to employee	(3,350)	(11,459)	(361)
(d) Gain or loss related to capital surplus on disposition of investee	(2,138)	(2,032)	(64)
(e) Gain on share exchange transaction	—	4,098	83
(f) Pension cost	(225)	(225)	(7)
(g) Income tax effect	124	(62,690)	(1,975)

Net income (loss), under US GAAP	25,635	(179,656)	(5,660)

Basic and diluted earnings (loss) per share under US GAAP (in dollars)	0.36	(2.51)	(0.08)

Basic- and diluted-Weighted-average number of shares outstanding (in thousands)	71,939	71,465	71,465

2. Reconciliation of consolidated stockholders’ equity

	For the years ended December 31,
	2003	2004
	NT$	NT$	US$ note 2(o)
	(in thousands except per share data)
Total stockholders’ equity, under ROC GAAP	1,968,872	1,765,434	55,622
(a) Sales
• Revenue recognized ratably over contract term	(15,918)	(15,930)	(502)
• specified upgrade right – revenue deferred	(21,328)	(41,412)	(1,305)
(b) Accrued for cost to provide PCS services	(6,547)	(7,591)	(239)
(c) Compensation
• Remuneration to directors and supervisors	(3,698)	—	—
• Employee bonuses	(12,325)	—	—
(d) Gain on share exchange transaction,	—	2,621	82
(e) Pension cost	3,823	3,598	113
(f) Income tax assets	1,098	(61,592)	(1,940)
(g) Marketable securities	14,386	14,519	457

Total stockholders’ equity, under US GAAP	1,928,363	1,659,647	52,288

3. Reconciliation of consolidated cash flow

	For the years ended December 31,
	2003	2004
	NT$	NT$	US$
	(in thousands except per share data)
Cash flow from operating activities, ROC GAAP	151,447	96,305	3,034
(c) Employees’ profit sharing	—	(12,325)	(388)
(c) Directors’ and supervisors’ remuneration	—	(3,698)	(117)

Cash flow from operating activities, US GAAP	151,447	80,282	2,529

Cash flow from investing activities, ROC GAAP	(131,121)	185,349	5,840
Cash flow from investing activities, US GAAP	(131,121)	185,349	5,840

Cash flow from financing activities, ROC GAAP	(50,873)	(88,367)	(2,784)
(c) Employees’ profit sharing	—	12,325	388
(c) Directors’ and supervisors’ remuneration	—	3,698	117

Cash flow from financing activities, US GAAP	(50,873)	(72,344)	(2,279)

Foreign exchange effect, ROC GAAP and US GAAP	6,732	(12,966)	(409)

Net increase (decrease) in cash and deposits	(23,851)	180,321	5,681
Cash and deposits at beginning of year	236,746	212,931	6,709

Cash and deposits at end of year	212,931	393,252	12,390

(j)	US GAAP Consolidated Financial Statements

Consolidated Statements of Comprehensive Income

Years ended December 31, 2003 and 2004

(Expressed in thousands of New Taiwan dollars and US dollars)

	2003	2004
	NT$	NT$	US$ note 2(o)
Net income (loss)	25,635	(179,656)	(5,660)

Other comprehensive income (loss):
Unrealized holding gains (loss) on securities available-for-sale	(9,510)	133	4
Foreign currency cumulative translation adjustment	6,732	(12,966)	(408)

	(2,778)	(12,833)	(404)

Comprehensive income(loss)	22,857	(192,489)	(6,064))